APPENDIX

DYNAMICWEB ENTERPRISES, INC.

PROXY

THIS PROXY IS SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS

     I/We hereby appoint Mr. Steven L. Vanechanos, Jr. and
Mr. Steve Vanechanos, Sr., or any one of them acting in the absence of the others, as proxyholders, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of common stock of Dynamicweb Enterprises, Inc. held of record by me/us on June 29, 1998, at the Annual Meeting of Stockholders to be held on July 28, 1998, or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed hereon. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR MATTER NO. 2 AND MATTER NO. 3. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.
                    ________________________

*    The votes shown on the reverse side are the total votes that may be cast by this proxy, based on one vote per each share of DynamicWeb Enterprises, Inc. common stock held.
                    ________________________

          Please vote and sign on other side. No postage is
          required if this proxy is returned in the enclosed
          envelope and mailed in the United States.
                    ________________________

          The undersigned hereby acknowledges receipt of the Proxy Statement dated July 6, 1998, and hereby revokes any proxy or proxies heretofore given to vote shares at said meeting or any adjournments thereof.

MATTER NO. 1   ELECTION OF THREE CLASS I DIRECTORS

[__] FOR all nominees listed       [__] WITHHOLD AUTHORITY
     hereon (except as marked           to vote for all
     to the contrary below)                  nominees listed
                                             below

Nominees for
Class I Directors

F. Patrick Ahearn, Jr.
Denis Clark
Frank T. DiPalma

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

________________________________________________________________

MATTER NO. 2   AMENDMENT TO THE COMPANY'S 1997 EMPLOYEE STOCK
               OPTION PLAN TO AUTHORIZE AN ADDITIONAL 100,000
               SHARES TO BE ISSUED THEREUNDER.

               [__] FOR       [__] AGAINST        [__] ABSTAIN

________________________________________________________________

MATTER NO. 3   APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP AS
               THE COMPANY'S AUDITORS FOR 1998.

               [__] FOR       [__] AGAINST        [__] ABSTAIN

                              Please sign exactly as name appears
                              hereon.  When shares are held by
                              joint tenants, both should sign.
                              When signing as attorney, executor,
                              administrator, trustee or guardian,
                              please give full title as such.  If
                              a corporation, please sign in full
                              corporate name by president or
                              other authorized officer. If a
                              partnership, please sign in
                              partnership name by authorized
                              person.

                              __________________________________
                                   Signature

                              __________________________________
                                   Signature if held jointly

                              DATED:  ____________________, 1998

PROXY